Exhbit 4(i)(3)
VARIABLE ANNUITY LIVING BENEFITS RIDER

Rider Date: [October 1, 2015]

Measuring Life Option: [Single]

Guaranteed Minimum Annual Rider Charge Rate:     [0.75%]

Guaranteed Maximum Annual Rider Charge Rate:    [2.25%]

Initial Annual Rider Charge Rate:  [1.05%]

Maximum Quarterly Rider Charge Rate Change:  [0.10%]

[Quarterly Rider Charge Rate for Excess Volatility:   [0.25%] ]

This optional Rider is made a part of the entire Contract to which it is attached.  Except as stated in this Rider, it is subject to all provisions contained in the Contract.  Coverage under this Rider begins on the Rider Date shown above.

Summary of Rider Provisions

Guaranteed Minimum Withdrawal Benefit (GMWB):  This Provision provides that the Owner may withdraw, each Benefit Year, an amount up to the Guaranteed Annual Income (“GAI”), for the lifetime(s) of the Measuring Life(s), if certain conditions are met as described in this Rider.  The GAI is a percentage of the Income Base that may change over time.

Guaranteed Income Benefit (GIB):  This Provision provides that if the Owner elects to discontinue the GMWB Provision and begin receiving variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider (“VAPOR”) attached to the Contract to which this Rider is attached, such payments are guaranteed not to fall below the Guaranteed Income Benefit (GIB), if certain conditions are met as described in this Rider.

Variable Annuity Payment Option Rider Eligibility Restriction

The Owner may not elect to begin receiving variable Periodic Income Payments payable under the VAPOR  unless (a) this Rider has terminated, or (b) [the VAPOR Rider Date is at least [twelve (12) months] after the Rider Date and] the GIB Provision of this Rider is concurrently effective.  Once the Owner has elected to begin receiving variable Periodic Income Payments payable under the VAPOR and the GIB Provision of this Rider is concurrently effective, the VAPOR may not be terminated as long as this Rider remains in force.

Additional Purchase Payment Restriction

Subject to the Maximum Income Base limit and any further limitations stated in the Contract to which this Rider is attached, cumulative additional Purchase Payments after the first Benefit Year may not exceed [$100,000] without prior Home Office approval.  If the Contract Value is $0, then no additional Purchase Payments will be accepted.  No additional Purchase Payments will be accepted after the VAPOR and the GIB Provision are effective.

Allocation Restriction

While this Rider is in effect, the Fixed Account and/or Variable Subaccounts available for allocation may be limited.

DEFINITIONS

Annuitant is the natural person used to determine the benefits if the Measuring Life Option is Single.  The Annuitant is one of two natural persons used to determine the benefits if the Measuring Life Option is Joint.  The Contract may only have one Annuitant.  The Annuitant may not be changed while this Rider is in force.

Benefit Year is applicable only while the GMWB Provision is in effect.  It means each 12-month period starting with the Rider Date and each Rider Date Anniversary thereafter.

Company, We, Us, and Our refer to The Lincoln National Life Insurance Company.

GOP Death Benefit is a Death Benefit that is the greater of (a) the Contract Value (Account Value if the GIB Provision is in effect) and (b) the sum of all Purchase Payments minus Bonus Credits, if any, minus all Death Benefit Reductions.

Measuring Life is a natural person used to determine the benefits under this Rider.  Measuring Life includes any Annuitant, Owner, Joint Owner, and Secondary Life.

Measuring Life Option indicates how many natural persons are used to determine the benefits under this Rider.  Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider.  Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider.  The Measuring Life Option may not be changed after the Rider Date.

Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner including Bonus Credits, if any, before deduction of any Sales Charges.

Rider Date Anniversary is the same calendar day as the Rider Date, each calendar year, if such date is a Valuation Date.  If in any calendar year, such calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day.  A quarterly anniversary of the Rider Date is the first Valuation Date of every third month following the Rider Date.

Secondary Life means the second natural person, if any, used to determine the benefits under this Rider if the Measuring Life Option is Joint.  The Secondary Life may not be changed while this Rider is in force.  The Secondary Life may also be considered a joint annuitant, solely for the purposes of being a Measuring Life under this Rider and not for any other purposes in any other Rider or the Contract.

Spouse means an individual who would be recognized as a Spouse under federal law.

Systematic RMD is applicable only while the GMWB Provision is in effect.  It means systematic installments withdrawn via the Company’s automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by the Company in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this Rider is attached.

Withdrawal is the gross amount of a Withdrawal before any applicable charges and/or Interest Adjustment/Market Value Adjustment.  While the GMWB Provision is in effect, Withdrawals are Conforming Withdrawals or Excess Withdrawals.  While the GIB Provision and VAPOR are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments. [Any Withdrawal that otherwise is a Conforming Withdrawal, but that is not made payable to the Owner or the Owner’s bank account, will be treated as an Excess Withdrawal.]

Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the GAI.  If the Owner receives only Systematic RMDs during a Benefit Year, all Systematic RMDs during that Benefit Year will be treated as Conforming Withdrawals.  However, if a Withdrawal other than Systematic RMDs occurs during a Benefit Year, then this Withdrawal and any subsequent Withdrawals, including Systematic RMDs, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the GAI.

Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds the Conforming Withdrawal.  If  all Measuring Lives are less than age [55], all Withdrawals are Excess Withdrawals.  If the Measuring Life Option is Joint, the age of the younger or surviving Measuring Life will apply.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

GMWB Provision Data

[Enhancement Rate (to the Income Base): [5]%

Enhancement Period: [10] Years]

Income Base

The Income Base is the value used to calculate the GAI, the Rider Charges, and in determining the initial GIB.

Initial Income Base

If the Rider Date is the Contract Date, then the Initial Income Base will be equal to the initial Purchase Payment.  If the Rider Date is after the Contract Date, then the Initial Income Base will be equal to the Contract Value on the Rider Date.

Maximum Income Base

The Income Base is subject to a $[10,000,000] maximum of the combined Income Base (including any Guaranteed Amount) values for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life.

Adjustment (to the Income Base) for Additional Purchase Payments

If an additional Purchase Payment is accepted, the Income Base will be increased to equal the additional Purchase Payment plus the Income Base immediately prior to receipt of the additional Purchase Payment.

Adjustment (to the Income Base) for Withdrawals

Upon each Excess Withdrawal, the Income Base will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.  Upon each Conforming Withdrawal, the Income Base will not be reduced.

Adjustment (to the Income Base) on Rider Date Anniversary

On each Rider Date Anniversary, the Income Base may be increased by an [Enhancement or an] Automatic Annual Step-Up.

[The Owner may decline an increase to the Income Base for an [Enhancement or an] Automatic Annual Step-Up by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, the Income Base will be reduced to the Income Base on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.  If the Owner does not decline the increase to the Income Base, the increase to the Income Base will be deemed accepted by the Owner.]

Automatic Annual Step-Up (of the Income Base)

Upon an Automatic Annual Step-Up, the Income Base is increased to equal the Contract Value.

On each Rider Date Anniversary, an Automatic Annual Step-Up will occur only if all the following conditions are satisfied:

a)	all Measuring Lives as of that Valuation Date are under age [86], and

b)	the Contract Value as of that Valuation Date is greater than the Income Base[, and

c)	the Automatic Annual Step-Up would increase the Income Base at least as much as an Enhancement, if any, that may occur on such Rider Date Anniversary].

[Future Automatic Annual Step-Ups may occur after declining an Automatic Annual Step-Up.]

[Enhancement (to the Income Base)

On each Rider Date Anniversary, the Income Base will automatically be increased by an amount equal to the Income Base less any Purchase Payments accepted in the preceding Benefit Year (except any Purchase Payment accepted within the first 90 days after the Rider Date) times the Enhancement Rate if all of the following conditions are satisfied:

a)	the preceding Benefit Year is during the Enhancement Period, which begins on the Rider Date [and restarts upon an Automatic Annual Step-Up]; and

b)	no Withdrawal occurred in the preceding Benefit Year; and

c)	all Measuring Lives are under age [86] [; and

d)	the Enhancement would increase the Income Base more than an Automatic Annual Step-Up, if any, that may occur on such Rider Date Anniversary].

[Future Enhancements may occur after declining an Enhancement.] ]

Guaranteed Annual Income (GAI) Amount

The GAI is an amount that may be withdrawn from the Contract by the Owner each Benefit Year as a Conforming Withdrawal.    As long as the GAI is not reduced to $0, then the GAI may be withdrawn during the lifetime(s) of all Measuring Lives. The GAI is available once all Measuring Lives are age [55]. If the Measuring Life Option is Joint, the GAI is based upon the age of the younger or surviving Measuring Life.

The GAI is determined by multiplying the Income Base by a GAI Rate from the applicable GAI Rate Table below, which varies by age and the Measuring Life Option as shown in the GAI Rate Tables.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

The GAI will change upon an Automatic Annual Step-up [that is deemed accepted by the Owner], [an Enhancement] [that is deemed accepted by the Owner], an additional Purchase Payment, or upon an Excess Withdrawal as described below.

Prior to the [5th] Rider Date Anniversary, GAI Rate Table A is used to determine the GAI.  If the first Withdrawal occurred prior to the [5th] Rider Date Anniversary, GAI Rate Table A will always be used to determine the GAI.

On or after the [5th] Rider Date Anniversary, as long as no Withdrawals occurred prior to the [5th] Rider Date Anniversary, GAI Rate Table B will always be used to determine the GAI.

Upon the first Conforming Withdrawal, the GAI Rate will be based upon the age of the Measuring Life as of the date of such Withdrawal and thereafter may not change unless an Automatic Annual Step-up occurs [and is deemed accepted by the Owner] as described below.

GAI Rate Tables
GAI Rate Table A
Single Measuring Life Option		Joint Measuring Life Option
Age of Measuring Life	GAI Rate1	Age of Younger or Surviving Measuring Life	GAI Rate1
[55 - 58]	[2.5]%	[55 - 58]	[2.5]%
[59 - 64]	[3.0]%	[59 - 64]	[3.0]%
[65 - 74]	[4.0]%	[65 - 74]	[3.5]%
[75 +]	[4.0]%	[75 +]	[4.0]%

GAI Rate Table B
Single Measuring Life Option		Joint Measuring Life Option
Age of Measuring Life	GAI Rate1	Age of Younger or Surviving Measuring Life	GAI Rate1
[55 - 58]	[3.5]%	[55 - 58]	[3.5]%
[59 - 64]	[4.0]%	[59 - 64]	[4.0]%
[65 - 74]	[5.0]%	[65 - 74]	[4.5]%
[75 +]	[5.0]%	[75 +]	[5.0]%

1The GAI Rate will be based upon the attained age of the Measuring Life.

Adjustment (to the GAI) for Additional Purchase Payments

If an additional Purchase Payment is accepted, the GAI will be increased to equal the additional Purchase Payment times the GAI Rate used when the GAI was last determined plus the GAI immediately prior to receipt of the additional Purchase Payment.

Adjustment (to the GAI) for Withdrawals

Upon each Excess Withdrawal, the GAI applicable to the next Benefit Year will decrease to equal the Income Base after the Excess Withdrawal times the GAI Rate used when the GAI was last determined.  If the Income Base after the Excess Withdrawal equals $0, this Rider and Contract will terminate.

Upon each Conforming Withdrawal, the GAI will remain unchanged.

Adjustment (to the GAI) for an Automatic Annual Step-up

The GAI will increase upon an Automatic Annual Step-up to equal the increased Income Base times the GAI Rate based upon the age of the Measuring Life as of the Valuation Date of the Automatic Annual Step-up, which may result in a higher GAI Rate than when the GAI was last determined.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

[The Owner may decline an increase to the Income Base upon an Automatic Annual Step-up by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, (a) the GAI Rate will be reduced to the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be reduced to the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]

[Adjustment (to the GAI) for an Enhancement

The GAI will increase upon an Enhancement to equal the increased Income Base times the GAI Rate used when the GAI was last determined.

[The Owner may decline an increase to the Income Base upon an Enhancement by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, (a) the GAI Rate will be reduced to the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be reduced to the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]]

Maximum GAI

The combined GAI (including any Maximum Annual Withdrawal amount, or “MAW”) for all Company annuity contracts, including annuity contracts with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life, is subject to a maximum of the GAI Rate times the Maximum Income Base.

Contract Value Reduces to $0

Even if the Contract Value declines to $0, as long as (a) the GAI is not $0;  and (b)  the Contract has not been surrendered or assigned for value, the GAI will continue for the lifetime(s) of the Measuring Life(s).

The Owner may elect to receive the GAI at any frequency the Company offers, subject to minimum payment amount rules then in effect, but no less frequently than annually.

If the Contract Value is $0 and the Contract terminates due to the death of all Measuring Lives, no Death Benefit will be paid.  However, unless the currently effective Death Benefit option is the Account Value Death Benefit Option, [a final payment, if available, will be made under this Rider.  Such payment] shall be equal to (A) minus (B) minus (C), where:

(A)
is equal to the sum of all Purchase Payments minus Bonus Credits, if applicable, if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments minus subsequent Bonus Credits, if applicable.

(B)
is the sum of all Final Payment Reductions through the Valuation Date upon which the Contract Value reduces to $0.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.  Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals after the Valuation Date upon which the Contract Value reduces to $0.

GAI Annuity Payment Option
The GAI Annuity Payment Option may be irrevocably elected by the Owner upon Notice to the Company, provided the Contract has not been surrendered or assigned for value.  If elected, the Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.  The Owner may elect to receive the GAI at any frequency the Company offers, subject to minimum payment amount rules then in effect, but no less frequently than annually.

If this GAI Annuity Payment Option is in effect, no Death Benefit will be paid.  However, if the Death Benefit option prior to the Annuity Commencement Date was not the Account Value Death Benefit Option, [a final payment, if available, will be made under this Rider.  Such payment] shall be equal to (A) minus (B) minus (C), where:

(A)
is equal to the sum of all Purchase Payments minus Bonus Credits, if applicable, if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments minus subsequent Bonus Credits, if applicable.

(B)
is the sum of all Final Payment Reductions prior to the GAI Annuity Payment Option Effective Date.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.  Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to the (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals on and after the GAI Annuity Payment Option Effective Date.

Effect of Death

Upon the death of the Annuitant if the Measuring Life Option is Single, this Rider will terminate.  Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the contract and this Rider in force under the Joint Measuring Life Option.  If so continued, the GAI will continue for the life of the surviving Measuring Life.  Upon the death of the surviving Measuring Life, this Rider will terminate.

Waivers

Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge  or Premium Based Charge (if applicable)

No Contingent Deferred Sales Charge, CDSC/Surrender Charge, or Premium Based Charge will apply to Conforming Withdrawals.  Excess Withdrawals will be subject to any applicable Contingent Deferred Sales Charge, CDSC/Surrender Charge, or Premium Based Charge to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that year.

Termination of the GMWB

The entire GMWB Provision of this Rider will irrevocably terminate (a) if this Rider terminates, or (b) upon the election of the VAPOR and commencement of the GIB Provision of this Rider.

GUARANTEED INCOME BENEFIT

This GIB Provision is effective upon the concurrent VAPOR Rider Date and irrevocable termination of the GMWB Provision of this Rider.  The VAPOR Rider Date is shown on the Contract Benefit Data page(s) issued upon the Owner’s election of benefits under the VAPOR.

This GIB Provision provides that the variable Periodic Income Payments payable under the VAPOR are guaranteed not to fall below this Guaranteed Income Benefit (“GIB”).

For Non-qualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under the VAPOR on an annual basis (‘LevelPay’).

Eligibility Limitations

1)   The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s maximum and minimum VAPOR age limits.  For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be subject to this requirement.  For Qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be subject to this requirement. [For Qualified contracts, if the Measuring Life Option is Joint and if the Owner is more than [10] years older than the Secondary Life then the Owner may not elect to receive Periodic Income Payments under the VAPOR].

2)   The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s minimum Access Period limits.  The minimum Access Period is the greater of (A) and (B), where (A) is ‘X’ years and (B)  is ‘Y’ years minus the Measuring Life’s age nearest birthday on the VAPOR Rider Date, where:

[If the commencement of Periodic Income Payments under the VAPOR or the date of the first Withdrawal under the GMWB Provision is before the [5th] Rider Date Anniversary:]

(i)	X is [20]; and

(ii)	Y is [100].

[If the commencement of Periodic Income Payments under the VAPOR or the date of the first Withdrawal under the GMWB Provision, if any, is on or after the [5th] Rider Date Anniversary:

(i)	X is [20]; and

(ii)	Y is [95].]

For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be subject to this requirement.  For Qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be subject to this requirement.

3)   The commencement of Periodic Income Payments under the VAPOR is available subject to the Company’s Assumed Investment Rate (“AIR”) rate requirements (AIR may be referred to in the alternative as “Assumed Investment Return” or “Assumed Interest Rate”).

GIB General

The initial GIB will be (a) the Initial GIB Percentage as shown below in the Initial GIB Percentage Table A or Initial GIB Percentage Table B times [the greater of (b) and (c), where] (b) [ is] the Income Base minus all Conforming Withdrawals after the most [recently accepted ]Automatic Annual Step-Up (of the Income Base) under the GMWB Provision, if an Automatic Step-Up has occurred, [and (c) is the Contract Value upon the termination of the GMWB Provision.]

If one of the following events occurs prior to the [5th] Rider Date Anniversary, then the Initial GIB Percentage Table A will be used in determining the initial GIB.

a)	the first Withdrawal occurs under the GMWB Provision; or

b)	Periodic Income Payments commence under the VAPOR.

If neither of the above events occurs until on or after the [5th] Rider Date Anniversary, then the Initial GIB Percentage Table B will be used in determining the initial GIB.
Initial GIB Percentage Tables1
Initial GIB Percentage Table A
Single Measuring Life Option		Joint Measuring Life Option
Age of Measuring Life	Initial GIB Percentage	Age of Measuring Life2	Initial GIB Percentage
[0 – 39]	[1.5%]	[0 – 39]	[1.5%]
[40 – 54]	[2.0%]	[40 – 54]	[2.0%]
[55 – 58]	[2.5%]	[55 – 58]	[2.5%]
[59 – 64]	[3.0%]	[59 – 64]	[3.0%]
[65 – 69]	[3.5%]	[65 – 69]	[3.0%]
[70 – 74]	[4.0%]	[70 – 74]	[3.5%]
[75 – 79]	[4.5%]	[75 – 79]	[4.0%]
[80+]	[4.5%]	[80+]	[4.0%]

Initial GIB Percentage Table B
Single Measuring Life Option		Joint Measuring Life Option
Age of Measuring Life	Initial GIB Percentage	Age of Measuring Life2	Initial GIB Percentage
[0 – 39]	[2.0%]	[0 – 39]	[2.0%]
[40 – 54]	[2.5%]	[40 – 54]	[2.5%]
[55 – 58]	[3.0%]	[55 – 58]	[3.0%]
[59 – 64]	[3.5%]	[59 – 64]	[3.5%]
[65 – 69]	[4.0%]	[65 – 69]	[3.5%]
[70 – 74]	[4.5%]	[70 – 74]	[4.0%]
[75 – 79]	[5.0%]	[75 – 79]]	[4.5%]
[80+]	[5.0%]	[80+]	[4.5%]

1 The Initial GIB Percentage Tables assume the annual Periodic Income Payment Mode.  Other Periodic Income Payment Mode elections will result in a modal adjustment of the Initial GIB Percentage.  The Initial GIB Percentage will be based upon the attained age of the Measuring Life.

2 If the Measuring Life Option is Joint, the Initial GIB Percentage will be based upon the attained age of the younger or surviving Measuring Life.

On each Valuation Date that We pay a Periodic Income Payment under the VAPOR, the amount that will be paid will be the greater of (a) the Periodic Income Payment determined under the VAPOR, or (b) the GIB.  The initial Guaranteed Income Benefit is shown on the Contract Benefit Data page(s) issued upon the Owner’s election of benefits under the VAPOR.

Guaranteed Income Benefit (“GIB”)

The minimum amount payable for each Periodic Income Payment made under the VAPOR.

Step-up Date

A Step-up Date is the date on which a GIB Step-up may occur, pursuant to Automatic Step-up of the GIB, below.

For Non-qualified contracts, a Step-up Date is the first Valuation Date on or after the Periodic Income Commencement Date (“PICD”) anniversary of each [one-year] period measured from the PICD.

For Qualified contracts, the first Step-up Date is the Valuation Date of the first Periodic Income Payment in the [first] calendar year following the PICD.  Subsequent Step-up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent [one-year] period.

Automatic Step-up of the GIB (GIB Step-up)

On each Step-up Date, a GIB Step-up will occur only if [75]% of the Periodic Income Payment determined under the VAPOR on the Step-up Date is greater than the GIB on the Valuation Date immediately prior to the Step-up Date.  Upon a GIB Step-up, the GIB will automatically step-up to [75]% of the Periodic Income Payment determined under the VAPOR.  If the GIB on the Valuation Date immediately prior to the Step-up Date is greater than or equal to [75]% of the Periodic Income Payment determined under the VAPOR, no GIB Step-up will occur.

[The Owner may decline the GIB Step-up by Notice to the Company within 30 days of the effective date of the GIB Step-up.  If the Owner does decline the GIB Step-Up, the GIB will be reduced to the GIB on the Valuation Date immediately prior to the Step-up Date, subject to adjustments for Withdrawals.  If the Owner does not decline the GIB Step-up, the GIB Step-up will be deemed accepted by the Owner.]

[The Automatic Step-up of the GIB will occur whether or not the Owner has previously declined a GIB Step-up.]

Adjustments to the GIB

Each Withdrawal will reduce the GIB in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.  Payment of a Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, is not a Withdrawal.

An increase in the length of the Access Period will not result in an adjustment to the GIB.  Any increase in the length of the Access Period is subject to a [5 year] minimum increase.

Effect of Rider Charge and GIB during Access Period

During the Access Period, Rider Charges and payment of the Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, reduces the Account Value.

If the Account Value is reduced to $0, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date the Account Value equals $0.  Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the GIB, each subsequent Rider Charge will be zero, and the Effect of GIB during Lifetime Income Period and Rider Charge and Effect of Rider Charge during Lifetime Income Period provisions of this Rider shall not apply.

Effect of GIB during Lifetime Income Period

During the Lifetime Income Period, provided the Contract has not been assigned for value (see the Assignments provision), if a Periodic Income Payment determined under the VAPOR is less than the GIB, the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the VAPOR will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment.  The reduction to the number of Annuity Units per payment will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)	is the amount of the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account; and

(B)	is the applicable annuity factor; and

(C) is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the GIB reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Limitation on Certain Changes

The Owner may not:

a)	request a change in the Periodic Income Payment Mode, or

b)	request a decrease in the length of the Access Period.

Additional Purchase Payments

While this GIB Provision and the VAPOR are in effect, additional Purchase Payments to the Contract may not be made.

RIDER CHARGE

The Initial Annual Rider Charge Rate is determined by Us and is guaranteed not to change prior to the [5th] quarterly anniversary of the Rider Date. The Initial Annual Rider Charge Rate shown on page 1 of this Rider is divided by four to calculate the initial quarterly Rider Charge rate.  On and after the [5th] quarterly anniversary of the Rider Date, the quarterly Rider Charge rate may increase or decrease subject to the Guaranteed Minimum and Guaranteed Maximum Annual Rider Charge Rates also shown on Page 1 of this Rider.

Each time a quarterly Rider Charge rate is calculated, the calculated quarterly Rider Charge rate will:

(a)	never be greater than the previously determined quarterly Rider Charge rate plus the Maximum Quarterly Rider Charge Rate Change shown on page 1 of this Rider; and

(b)	never be less than the previously determined quarterly Rider Charge rate minus the Maximum Quarterly Rider Charge Rate Change shown on page 1 of this Rider.

[In addition, the Quarterly Rider Charge Rate for Excess Volatility shown on page 1 of this Rider may also be used in calculating the Rider Charge.] The quarterly Rider Charge rate [plus the Quarterly Rider Charge Rate for Excess Volatility, if applicable,] will never exceed the Guaranteed Maximum Annual Rider Charge Rate (divided by four) shown on Page 1 of this Rider  and the quarterly Rider Charge rate will never be less than the Guaranteed Minimum Annual Rider Charge rate (divided by four) shown on page 1 of this Rider.

Rider Charge during GMWB Provision

While the GMWB Provision of this Rider is in effect, a quarterly Rider Charge is deducted from the Contract Value on the first Valuation Date of every third month following the Rider Date.

The amount of the quarterly Rider Charge is [the sum of (A) and (B) multiplied by (C)] where:

(A)	is the quarterly Rider Charge rate; and

(B)	[is the Quarterly Rider Charge Rate for Excess Volatility, if applicable; and

(C)	]is the Income Base prior to any Automatic Annual Step-Up [or Enhancement] on the Valuation Date the charge is deducted.

Quarterly Rider Charges will be deducted from each Variable Subaccount and Fixed Account on a proportional basis.  A pro-rata quarterly Rider Charge will be recalculated and deducted upon termination of the GMWB Provision, except if this Contract is terminated due to death. If the GMWB Provision terminates upon the election of the GIB Provision, this pro-rata Rider Charge will be deducted on the Periodic Income Commencement Date based on the number of days from the last quarterly anniversary of the Rider Date to the Periodic Income Commencement Date.

Rider Charge during GIB Provision

Rider Charge during Access Period

During the Access Period, the quarterly Rider Charge is deducted from the Account Value on the first Valuation Date of every third month following the PICD.

The initial quarterly Rider Charge is determined upon termination of the GMWB Provision. The amount of the quarterly Rider Charge is [the sum of (A) and (B)] multiplied by [the greater of] (C)[ and (D)], where:

(A)	is the quarterly Rider Charge rate upon the termination of the GMWB Provision, and

(B)	[is the Quarterly Rider Charge Rate for Excess Volatility, if applicable; and

(C)]	is the Income Base upon the termination of the GMWB Provision[; and

(D)	is the Contract Value upon the termination of the GMWB Provision].

On each Valuation Date a Rider Charge is deducted, the amount of the quarterly Rider Charge will be the previously determined quarterly Rider Charge, adjusted in proportion to the change in the quarterly Rider Charge rate.  Rider Charge adjustments can be represented by the following formula: new quarterly Rider Charge = prior quarterly Rider Charge x [{(new quarterly Rider Charge rate + the Quarterly Rider Charge Rate for Excess Volatility, if applicable) / (prior quarterly Rider Charge rate + prior Quarterly Rider Charge Rate for Excess Volatility, if applicable)}]. On any given Valuation Date, a quarterly Rider Charge will be calculated prior to a GIB Step-Up.

The quarterly Rider Charge will be deducted from each Variable Subaccount and Fixed Account on a proportional basis.  A pro-rata quarterly Rider Charge will be recalculated and deducted upon termination of the VAPOR and the GIB Provision, except if this Contract is terminated due to death. Upon each Withdrawal, the quarterly Rider Charge will be reduced in the same proportion that the Withdrawal reduced the Account Value. This reduced quarterly Rider Charge will be used in subsequent quarterly Rider Charge calculations.

On each GIB Step-up, the amount of the quarterly Rider Charge is adjusted.  The amount of the quarterly Rider Charge on each GIB Step-up will also adjust once the GIB is greater than [75%] of the Initial Periodic Income Payment adjusted pro-rata for Withdrawals.  Rider Charge adjustments upon a GIB Step-up can be represented by the following formula:

New quarterly Rider Charge = (A) multiplied by the maximum of (I) and (II), where

(I) is 1; and

(II) is (B) divided by the maximum of (C) and (D); and

where

(A) is prior quarterly Rider Charge; and

(B) is new GIB after the GIB Step-up; and

(C)  is GIB immediately prior to the GIB Step-up; and

(D) is [75%] of the initial Periodic Income Payment adjusted pro-rata for Withdrawals

Rider Charge and Effect of Rider Charge during Lifetime Income Period

During the Lifetime Income Period, Annuity Units are deducted annually for the Rider Charge as described below. The Rider Charge will be attributed pro-rata to each Variable Subaccount used to calculate the Periodic Income Payments. The Rider Charge attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period.  If the Rider Charge reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Determination of the Rider Charge during Lifetime Income Period

On each Valuation Date a Rider Charge is determined, the amount of the quarterly Rider Charge will be the previously determined quarterly Rider Charge, adjusted in proportion to the change in the quarterly Rider Charge rate.  Rider Charge adjustments can be represented by the following formula: new quarterly Rider Charge = prior quarterly Rider Charge x [{(new quarterly Rider Charge rate + the Quarterly Rider Charge Rate for Excess Volatility, if applicable) / (prior quarterly Rider Charge rate + prior Quarterly Rider Charge Rate for Excess Volatility, if applicable)}].  On any given Valuation Date, a quarterly Rider Charge will be calculated prior to a GIB Step-Up.

On each GIB Step-up, the amount of the quarterly Rider Charge is adjusted.  The amount of the quarterly Rider Charge on each GIB Step-up will also adjust once the GIB is greater than [75%] of the Initial Periodic Income Payment adjusted pro-rata for Withdrawals.  Rider Charge adjustments upon a GIB Step-up can be represented by the following formula:

New quarterly Rider Charge = (A) multiplied by the maximum of (I) and (II), where

(I) is 1; and

(II) is B divided by the maximum of C and D; and

where

(A) is prior quarterly Rider Charge; and

(B) is new GIB after the GIB Step-up; and

(C) is GIB immediately prior to the GIB Step-up; and

(D) is [75%] of the Initial Periodic Income Payment adjusted pro-rata for Withdrawals.

Nonqualified Contracts

During the Lifetime Income Period, each quarterly Rider Charge that is determined will follow the same Valuation Dates that a quarterly Rider Charge would have been deducted during the Access Period. The annual Rider Charge is assessed on the Valuation Date of each subsequent anniversary following the end of the Access Period.  The amount of the annual Rider Charge is the sum of the four previously determined quarterly Rider Charges.

The Annuity Units per Variable Subaccount are reduced for the Rider Charge attributed to the Variable Subaccount. This reduction will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)	is the annual Rider Charge;

(B)	is the applicable annuity factor; and

(C)	is the Annuity Unit value for each Variable Subaccount as of the Valuation Date the Rider Charge is deducted.

Qualified Contracts

As of the Valuation Date of the first Periodic Income Payment of the calendar year immediately following the end of the Access Period and each subsequent calendar year, the annual Rider Charge will be deducted and the amount will equal the sum of the quarterly Rider charges during that year.

First Partial Calendar Year Immediately Following the End of the Access Period:

The initial annual Rider Charge is for the period from the end of the Access Period for the remainder of that calendar year.  During this period, each quarterly Rider Charge that is determined will follow the same Valuation Dates on which a quarterly Rider Charge would have been deducted during the Access Period. The amount of the partial calendar year Rider Charge will be the sum of the previously determined quarterly Rider Charges during this period and any proportional quarterly Rider Charge that may apply to pro-rate the charge to the end of the calendar year.  Proportional quarterly Rider Charges are pro-rated by the number of days being reflected.

The Annuity Units per Variable Subaccount are reduced for the Rider Charge attributed to the Variable Subaccount.  This reduction will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)	is the pro-rated annual Rider Charge; and

(B)	is the applicable annuity factor; and

(C)  is the Annuity Unit value for each Variable Subaccount as of the Valuation Date the Rider
     Charge is deducted.

First Full Calendar Year and Subsequent Calendar Years

All quarterly Rider Charges are determined on a calendar quarter.  The amount of the annual Rider Charge will be the sum of the four previously determined quarterly Rider Charges.

The Annuity Units per Variable Subaccount are reduced for the Rider Charge attributed to the Variable Subaccount. This reduction will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)	is the annual Rider Charge; and

(B)	is the applicable annuity factor; and

(C)	is the Annuity Unit value for each Variable Subaccount as of the Valuation Date the Rider Charge is deducted.

GENERAL

GOP Death Benefit Amount

A GOP Death Benefit is provided under the Guarantee of Principal (GOP), Enhanced Guaranteed Minimum Death Benefit (EGMDB) and Estate Enhancement Benefit (EEB) Death Benefit, one of which may be applicable to the Contract as shown in the Contract Specifications.

This GOP Death Benefit Amount section does not apply if this Contract provides that all death benefits are reduced by the amount of all Withdrawals.  If the Contract includes a Death Benefit, including any Death Benefit Rider, that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all death benefit reductions, and that such death benefit reductions of Purchase Payments “will be in proportion to the amount withdrawn” such Death Benefit Amount definition is hereby replaced with the following:

The sum of all Purchase Payments, minus all Death Benefit Reductions and any Bonus Credits.  Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals (a) prior to the Rider Date of the Variable Annuity Living Benefits Rider and (b) after the termination of the Variable Annuity Living Benefits Rider, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value (Account Value if the VAPOR is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Living Benefits Rider is in force:

(a) upon Excess Withdrawals while the GMWB provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value  due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction, and

(b) upon Conforming Withdrawals while the GMWB provision is in effect, the reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(c)      for Withdrawals while the GIB Provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Account Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

Assignments

While this Rider is in effect, if the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose, this Rider will terminate.

Mortality and Expense Risk and Administrative Charge

While the GMWB Provision and the Access Period of the GIB Provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract are shown under MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE in the Contract Specifications.

While the Lifetime Income Period of the GIB Provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

Termination of this Rider

The Owner may terminate this Rider upon Notice to the Company any time after the [5th] Rider Date Anniversary.  This Rider will terminate upon:

a)	the date the Contract to which this Rider is attached terminates;

b)
the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner;

c)	the Annuity Commencement Date except under (i) the VAPOR and the GIB Provision or (ii) the GAI Annuity Payment Option;

d)	the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint; or

e)
the date the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose.

If the GMWB Provision is in effect, this Rider will also terminate upon the date both the Income Base and GAI equal $0 as the result of an Excess Withdrawal.

The VAPOR will also terminate on the date this Rider terminates.

Upon termination of this Rider, the benefits and charges within this Rider will terminate.  A pro-rata Rider Charge will be deducted upon termination, except if this Rider is terminated due to death.

The Lincoln National Life Insurance Company
/s/  Charles A. Brawley, III, Secretary

AR-587